As filed with the Securities and Exchange Commission on September 14, 2017

Registration No. 333-219708

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EROS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Isle of Man	7822	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 County Avenue
Secaucus, New Jersey 07094
(201) 558-9021

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prem Parameswaran

550 County Avenue
Secaucus, New Jersey 07094
(201) 558-9021

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 tel: (213) 229-7242 fax: (213) 229-6242

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company   ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
A ordinary shares, par value GBP 0.30 per share
Warrants
Debt Securities
TOTAL			$350,000,000.00	$40,565.00

(1)	There are being registered under this Registration Statement an indeterminate number of A ordinary shares, warrants, and debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $350,000,000.00. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of A ordinary shares as may become issuable as a result of share splits, share dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 14, 2017

PROSPECTUS

EROS INTERNATIONAL PLC

A Ordinary Shares
Warrants
Debt Securities

_____________

We may offer to sell A ordinary shares, warrants or debt securities, and we may offer and sell these securities from time to time in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $350,000,000.00.

Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The brokers or dealers through or to whom the securities may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling shareholder may dispose of the securities covered by this prospectus.

Our A ordinary shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “EROS.” We are an “emerging growth company” under federal securities laws and may elect to comply with reduced public company reporting requirements. On September 13, 2017, the last reported sales price of a share of our A ordinary shares on the NYSE was $13.30. Our principal executive offices are located at 550 County Avenue, Secaucus, New Jersey 07094 and the telephone number of our principal executive offices is +1 (201) 558-9021.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN ON PAGE 4 AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
COMPANY OVERVIEW	8
USE OF PROCEEDS	10
RATIO OF EARNINGS TO FIXED CHARGES	11
DESCRIPTION OF SECURITIES	12
DESCRIPTION OF DEBT SECURITIES	16
DESCRIPTION OF WARRANTS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	21
EXPERTS	21
WHERE YOU CAN FIND MORE INFORMATION	21
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	21
ENFORCEABILITY OF CIVIL LIABILITIES	23

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $350,000,000.00.

The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

•	A ordinary shares;
•	warrants; and
•	debt securities.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;
•	the initial public offering price per share of the securities;
•	the names of any underwriters, agents or dealers through or to whom the securities will be sold;
•	any compensation of those underwriters, agents or dealers;
•	any additional risk factors applicable to the securities or our business and operations; and
•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Eros” and similar terms refer to Eros International, Plc, an Isle of Man private limited company, and its consolidated subsidiaries.

All references in this prospectus to “dollars” or “$” are to United States dollars.

All references in this prospectus to “pounds” or “£” are to British pound sterling.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 20-F and below, as supplemented and updated by subsequent Current Reports on Form 6-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

As a foreign private issuer, we are subject to different U.S. securities laws and NYSE governance standards than domestic U.S. issuers. This may afford less protection to holders of our A ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it.

As a foreign private issuer, the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Although we intend to report quarterly financial results and report certain material events, we are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence and our quarterly or current reports may contain less information than required under U.S. filings. In addition, we are exempt from the Section 14 proxy rules, and proxy statements that we distribute will not be subject to review by the SEC. Our exemption from Section 16 rules regarding sales of ordinary shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. As a result, you may not have all the data that you are accustomed to having when making investment decisions. For example, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of our A ordinary shares.

The periodic disclosure required of foreign private issuers is more limited than that required of domestic U.S. issuers and there may therefore be less publicly available information about us than is regularly published by or about U.S. public companies. See “Part I — Item 10. Additional Information — H. Documents on Display” in our most recent Annual Report on Form 20-F filed with the SEC.

As a foreign private issuer, we are exempt from complying with certain corporate governance requirements of the NYSE applicable to a U.S. issuer, including the requirement that a majority of our board of directors consist of independent directors. Although we are in compliance with the current NYSE corporate governance requirements imposed on U.S. issuers, with the exception of our Audit Committee currently having two rather than three members, our charter does not require that we meet these requirements.

As the corporate governance standards applicable to us are different than those applicable to domestic U.S. issuers, you may not have the same protections afforded under U.S. law and the NYSE rules as shareholders of companies that do not have such exemptions. It is also possible that the significant ownership interest of the Founders Group could adversely affect investor perception of our corporate governance.

You may be subject to Indian taxes on income arising through the sale of our A ordinary shares.

The Indian Income Tax Act, 1961 provides that income arising directly or indirectly through the sale of a capital asset, including shares of a company incorporated outside of India, will be subject to tax in India, if such shares derive, directly or indirectly, their value substantially from assets located in India, whether or not the seller of such shares has a residence, place of business, business connection, or any other presence in India. Such shares shall be deemed to derive their value substantially from assets located in India if, on the specified date, the value of such assets (i) represents at least 50% of the value of all assets owned by the company or entity, and (ii) exceeds the amount of 100 million rupees.

If the Indian tax authorities determine that our A ordinary shares derive their value substantially from assets located in India you may be subject to Indian income taxes on the income arising, directly or indirectly, through the sale of our A ordinary shares. However, the impact of the above indirect transfer provisions would need to be separately evaluated under the tax treaty scenario of the country of which the shareholder is a tax resident. For U.S. tax resident shareholders, there is no benefit available under the India-U.S. Tax Treaty. Therefore, unless a U.S. shareholder is exempted as a small shareholder under the Indian Income Tax Act, 1961, generally by owning less than 5% of our A ordinary shares and not otherwise managing or controlling us, it is likely that the Indian tax authorities will seek to recover the tax on gains arising from transfers of our A ordinary shares by U.S. shareholders. For additional information, see “Part I—Item 10. Additional Information—E. Taxation” in our most recent Annual Report on Form 20-F filed with the SEC.

We are an Isle of Man company and, because judicial precedent regarding the rights of shareholders is more limited under Isle of Man law than under U.S. law, you may have less protection of your shareholder rights than you would under U.S. law.

Our constitution is set out in our memorandum and articles of association, and we are subject to the Isle of Man Companies Act 2006, as amended, — see “Part II — Item 4. Information on the Company — Government Regulations” in our most recent Annual Report on Form 20-F filed with the SEC and Isle of Man common law. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Isle of Man law are to an extent governed by the common law of the Isle of Man. The common law of the Isle of Man is derived in part from comparatively limited judicial precedent in the Isle of Man as well as from English common law, which has persuasive, but not binding, authority on a court in the Isle of Man. The rights of our shareholders and the fiduciary responsibilities of our directors under Isle of Man law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Isle of Man has a less developed body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Isle of Man. Furthermore, shareholders of Isle of Man companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. As a result, shareholders may have more difficulties in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. company.

Judgements obtained against us by our shareholders may not be enforceable.

We are an Isle of Man company and substantially all of our assets are located outside of the United States. A substantial part of our current operations are conducted in India. In addition, substantially all of our directors and executive officers are nationals and residents of countries other than the United States and we believe that a substantial portion of the assets of these persons may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, the courts of India would not automatically enforce judgments of U.S. courts obtained in such actions against us or our directors and officers, or entertain actions brought in India against us or such persons predicated solely upon United States federal securities laws. Further, the U.S. has not been declared by the Government of India to be a reciprocating territory for the purposes of enforcement of foreign judgments, and there are grounds upon which Indian courts may decline to enforce the judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including remedies available under the United States federal securities laws, may not be allowed in Indian courts if contrary to public policy in India. Since judgments of United States courts are not automatically enforceable in India, it may be difficult for you to recover against us or our directors and officers based upon such judgments. There is uncertainty as to whether the courts of the Isle of Man would recognize or enforce judgments of United States courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, there is uncertainty as to whether such Isle of Man courts would be competent to hear original actions brought in the Isle of Man against us or such persons predicated upon the securities laws of the United States or any state.

We may be classified as a passive foreign investment company, or PFIC, under United States tax law, which could result in adverse United States federal income tax consequences to U.S. investors.

Based upon the past and projected composition of our income and valuation of our assets, we do not believe we will be a PFIC for our taxable year ending December 31, 2017, and we do not expect to become one in the future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC for any taxable year is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes if either:

•	75% or more of our gross income in a taxable year is passive income, or
•	50% or more of the average quarterly value of our gross assets in a taxable year is attributable to assets that produce passive income or are held for the production of passive income.

The calculation of the value of our assets will be based, in part, on the then market value of our A ordinary shares, which is subject to change. We cannot assure you that we were not a PFIC for the 2013, 2014 and 2015 taxable years or that we will not be a PFIC for this or any future taxable year. Moreover, the determination of our PFIC status is based on an annual determination that cannot be made until the close of a taxable year and involves extensive factual investigation. This investigation includes ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income we earn, which cannot be completed until the close of a taxable year, and, therefore, our U.S. counsel expresses no opinion with respect to our PFIC status.

If we were to be or become classified as a PFIC, a U.S. Holder (as defined in “Part I — Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F filed with the SEC) may be subject to burdensome reporting requirements and may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the shares and on the receipt of distributions on the shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. Further, if we were a PFIC for any year during which a U.S. Holder held our shares, we would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our shares. Each U.S. Holder is urged to consult its tax advisors concerning the United States federal income tax consequences of acquiring, holding and disposing of shares if we are or become classified as a PFIC. See “Part I — Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F filed with the SEC for a more detailed description of the PFIC rules.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or any document incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and such statements are subject to the safe harbors created thereby. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, capital resources and other financial and operating information. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements in this prospectus. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, without limitation:

•	anonymous letters, to regulators or business associates or anonymous allegations on social media regarding our business practices, accounting practices and/or officers and directors;
•	our ability to successfully defend class action law suits we are party to in the U.S.;
•	our ability to successfully and cost-effectively source film content;
•	our ability to maintain or raise sufficient capital;
•	delays, cost overruns, cancellation or abandonment of the completion or release of our films;
•	our ability to predict the popularity of our films, or changing consumer tastes;
•	our dependence on our relationships with theater operators and other industry participants to exploit our film content;
•	our ability to maintain existing rights, and to acquire new rights, to film content;
•	our dependence on the Indian box office success of our Hindi and high budget Tamil and Telugu films;
•	our ability to achieve the desired growth rate of Eros Now, our digital OTT entertainment service;
•	our ability to recoup the full amount of box office revenues to which we are entitled due to underreporting of box office receipts by theater operators;
•	our ability to mitigate risks relating to distribution and collection in international markets;
•	fluctuation in the value of the Indian Rupee against foreign currencies;
•	our ability to compete in the Indian film industry;
•	our ability to compete with other forms of entertainment;

•	the impact of a new amendment to accounting standards for the recognition of revenue from contracts with customers;
•	our ability to combat piracy and to protect our intellectual property;
•	our ability to achieve or maintain an effective system of internal control over financial reporting;
•	contingent liabilities that may materialize, including our exposure to liabilities on account of unfavorable judgments/decisions in relation to legal proceedings involving us or our subsidiaries and certain of our directors and officers;
•	our ability to successfully respond to technological changes;
•	regulatory changes in the Indian film industry and our ability to respond to them;
•	our ability to satisfy debt obligations, fund working capital and pay dividends;
•	the monetary and fiscal policies of India and other countries around the world, inflation, deflation, unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices;
•	our ability to address the risks associated with acquisition opportunities; and
•	our ability to respond to the challenges relating to international distribution of our films and related products.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and any document incorporated by reference are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those described in “Risk Factors” in this prospectus, any accompanying prospectus supplement and any document incorporated by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus, any accompanying prospectus supplement and any document incorporated by reference speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

COMPANY OVERVIEW

Our Company

Eros International Plc is a leading global company in the Indian film entertainment industry, which co-produces, acquires and distributes Indian language films in multiple formats worldwide. The Company was founded in 1977 and is one of the oldest companies in the Indian film industry to focus on international markets. We believe we are pioneers in our business. Our success is built on the relationships we have cultivated over the past 40 years with leading talent, production companies, exhibitors and other key participants in our industry. By leveraging these relationships, we have aggregated rights to over 3,000 films in our library, including recent and classic titles that span different genres, budgets and languages. Eros Now, our digital over-the-top entertainment service, has rights to over 10,000 films across Hindi and regional languages from Eros’s internal library and third party aggregated content, which we believe makes it one of the largest Indian movie offering platforms around the world.

Eros Now is focused on offering quality content, including Indian films, music and original shows, opening new markets, delivering consumer-friendly product features such as offline viewing and subtitles and adopting a platform agnostic distribution strategy on Android and iOS platforms across mobile, tablets, cable or internet, including through deals with original equipment manufacturers, or OEMs. Eros Now has over 60 million registered users across WAP, APP and Web and had 2.1 million paying subscribers at the end of fiscal year 2017. While a majority of registered users are from India, Eros Now has registered users in 135 different countries. Eros Now has rights to over 10,000 films, and 250,000 music tracks from 13 different labels. Eros Now’s service is integrated with some of India’s leading telecom operators, Bharti-Airtel, Idea Cellular, Reliance Jio, Vodafone and BSNL and has partnered with Micromax, Samsung and Smartron to pre-bundle Eros Now in smart phones to be sold in India. The focus for Eros Now is monetization of its global user base and it has a target to achieve 6 to 8 million paying subscribers by the end of fiscal year 2018.

Our portfolio of films over the last three completed fiscal years comprised 173 films. In fiscal year 2017 we released 45 films in total either in India, overseas or both. These comprised 12 Hindi films, 16 Tamil films and 17 regional language films. The Company’s strong portfolio of films drove theatrical, television and digital/ancillary revenues worldwide with Ki & Ka, Housefull 3, Baar Baar Dekho, Kahaani 2 (Overseas), Sardaar Gabbar Singh, 24 (Tamil), Janatha Garage and Dishoom. In addition to this, Srimanthudu, released in fiscal year 2016 was the second highest Telugu grossing film of all time, according to www.123telugu.com. For fiscal year 2017, our aggregate revenues were $253 million and were derived from theatrical, television syndication and digital and ancillary distribution channels, globally.

We won over 189 awards in fiscal year 2015, 2016 and 2017, including Best Studio of the Year 2016 and Excellence in International Distribution. Some of our films from fiscal year 2017 that won awards include – Dishoom, Baar Baar Dekho, Phobia, Nil Battey Sannata, Parktan, Olappeeppei. Further, our films won Best Film, Best Director, Best Story, Best Actor, Best Music, Best Special Effects and Best Child Actor awards, to name a few. Bajrangi Bhaijaan won 37 awards including the 63rd National Award for Popular Film. Bajirao Mastani won over 78 award titles including National Award for Best Director. Tanu Weds Manu Returns won 18 awards including National Award for Best Female Actor in a Leading Role, Hero won seven awards and Badlapur won seven awards. Our Malayalam film Pathemari also won a National Award for Best Malayalam Film.

Indian films have a global appeal and their popularity has been increasing in many countries that consume dubbed and subtitled foreign content in local languages. These markets include Germany, Poland, Russia, France, Italy, Spain, Indonesia, Malaysia, Japan, South Korea, the Middle East, Latin America, among others. Additionally, there is a large established Indian diaspora in North America which has a strong interest in the content of the Indian film industry. In all these markets it is the locals who are neither English nor Hindi speaking who view Bollywood content in a dubbed or subtitled version in their language, just as they view Hollywood content. In markets with large South Asian populations, such as the United States and the United Kingdom, comScore reported our market share (as an average over the preceding six calendar years to 2016) as 31% of all theatrically released Indian language films in the United Kingdom and the United States, based on gross collections. China is increasingly becoming an important market and we expect to release select films from our slate for wider release into China. In fiscal year 2017, a Bollywood film Dangal was released in China across 9,000 screens and grossed about $180 million at the box office. As per information published by Campaign Asia-Pacific, based on data from PricewaterhouseCoopers’ Global Entertainment and Media Report 2016-2020, China is expected to overtake the U.S. box office this year. The China box office grew 49% in 2015 to $6.3 billion and was expected to have grown to $10.3 billion this year. In comparison the U.S. box office was expected to contract from $10.3 billion to $10 billion this year. Hollywood’s share of Chinese box office has slipped to 38.4% in 2015 from 45.5% in 2014. In early 2014 China had just under 19,000 screens and by end of 2015 that number grew to almost 32,000. Overall China is propelling Asia-Pacific’s growth (including Indonesia, Malaysia) with box office revenue across Asia-Pacific expected to grow to $21.11 billion in 2020 and this continues to emerge as an important growth market for the Indian film industry.

We formed Trinity Pictures in fiscal year 2015 as what we believe to be one of India’s first dedicated franchise studios that creates valuable intellectual property around powerful character and plot-driven franchises and monetizes these properties across films, merchandising, and gaming amongst others. Trinity Pictures has five franchises across new and diverse genres lined up in the next couple of years – a spy-superhero film, Sniff directed by Amole Gupte, a live action tri-lingual (Hindi, Telugu and Tamil) elephant film to be directed by multiple award winning Tamil director, Prabhu Solomon, ace director Krish’s buddy cop film which will be shot in Hindi and Tamil simultaneously, featuring popular lead actors from both South Indian and the Hindi film Industry and two Indo-China co-productions, a first for any Indian studio – Kabir Khan’s travel drama and Siddharth Anand’s cross-cultural romantic comedy currently titled Love in Beijing.

Our distribution capabilities enable us to target a majority of the 1.3 billion people in India, our primary market for Hindi language films, where, according to bollywoodhungama.com, we participated in two, seven and four films of the top fifteen grossing films in India, in calendar year 2016, 2015 and 2014 respectively. Our distribution capabilities further enable us to target consumers in over 50 countries internationally, including markets with large South Asian populations, such as the United States and the United Kingdom, where comScore reported our market share (as an average over the preceding six calendar years to 2016) as 31% of all theatrically released Indian language films in the United Kingdom and the United States, based on gross collections. Other international markets that exhibit significant demand for subtitled or dubbed Indian-themed entertainment include Europe and South East Asia. Depending on the film, the distribution rights we acquire may be global, international or confined to India only. Recently, as demand for regional film and other media has increased in India, our brand recognition in Hindi films has helped us to grow our non-Hindi film business by targeting regional audiences in India and overseas. With our distribution network for Hindi and Tamil films and additional distribution support through our majority owned subsidiary, Ayngaran, we believe we are well positioned to expand our offering of non-Hindi content.

We distribute our film content globally across the following distribution channels: theatrical, which includes multiplex chains and stand-alone theaters; television syndication, which includes satellite television broadcasting, cable television and terrestrial television; and digital and ancillary, which primarily includes music, inflight entertainment, home video, internet protocol television, or IPTV, video on demand, or VOD, internet channels and Eros Now.

Company Information

Eros International Plc is a company limited by shares incorporated in the Isle of Man, company number 007466V. We maintain our registered office at Victoria Road, Douglas, Isle of Man IM2 4DF, and our principal executive office in the U.S. is at 550 County Avenue, Secaucus, New Jersey 07094, and our telephone number is +1(201) 558-9021. We maintain a website at www.erosplc.com. Information contained in our website is not a part of, and is not incorporated by reference into, this prospectus. You should only rely on the information contained in this prospectus when making a decision as to whether or not to invest in our securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used to fund new co-productions and acquisitions of Hindi and regional film library content and film-related content, to grow our digital distribution channel, and to maintain and further strengthen our other distribution channels.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Year Ended
	March 31, 2017	March 31, 2016	March 31, 2015	March 31, 2014	March 31, 2013
Ratio of earnings to fixed charges	1.15x	1.90x	5.79x	5.04x	7.35x

We compute the ratio of earnings to fixed charges by dividing (i) earnings, which consists of income from continuing operations before income taxes plus fixed charges, by (ii) fixed charges, which consist of interest expense, capitalized interest, amortization of debt issue costs and discounting.

DESCRIPTION OF SECURITIES

Description of A Ordinary Shares

We were incorporated in the Isle of Man as Eros International Plc on March 31, 2006 under the 1931 Act, as a public company limited by shares. Effective as of September 29, 2011, we were de-registered under the 1931 Act and re-registered as a company limited by shares under the 2006 Act. The 2006 Act provides that re-registration does not prejudice or affect in any way the continuity or legal validity of a company.

Unless our board of directors shall otherwise direct, the share capital available for issue is GBP 25,000,000 divided into 83,333,333 ordinary shares designated as either A ordinary shares or B ordinary shares. The maximum number of B ordinary shares which may be issued is 13,712,715 B ordinary shares.

On September 8, 2017, 48,279,160 A ordinary shares and 12,712,715 B ordinary shares were issued and outstanding.

The following is a description of the material provisions of our ordinary shares and the other material terms of our articles of association and certain provisions of Isle of Man law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association, copies of which have been filed with the SEC.

Dividends

Holders of our A ordinary shares and B ordinary shares whose names appear on the register on the date on which a dividend is declared by our board of directors are entitled to such dividends according to the shareholders’ respective rights and interests in our profits and subject to the satisfaction of the solvency test contained in the 2006 Act. Any such dividend is payable on the date declared by our board of directors, or on any other date specified by our board of directors. Under the 2006 Act, a company satisfies the solvency test if (a) it is able to pay its debts as they become due in the normal course of its business and (b) the value of its assets exceeds the value of its liabilities. Under certain circumstances, if dividend payments are returned to us undelivered or left uncashed, we will not be obligated to send further dividends or other payments with respect to such ordinary shares until that shareholder notifies us of an address to be used for the purpose. In the discretion of our board of directors, all dividends unclaimed for a period of twelve months may be invested or otherwise used by our board of directors for our benefit until claimed (and we are not a trustee of such unclaimed funds) and all dividends unclaimed for a period of twelve years after having become due for payment may be forfeited and revert to us.

Voting Rights

Each A ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote, and each B ordinary share is entitled to ten votes. In order to vote at any meeting of shareholders, a holder of B ordinary shares will first be required to certify that it is a permitted holder as defined in our articles.

General Meetings

Unless unanimously approved by all shareholders entitled to attend and vote at the meeting, all general meetings for the approval of a resolution appointing a director may be convened by our board of directors with at least 21 days’ notice (excluding the date of notice and the date of the general meeting), and any other general meeting may be convened by our board of directors with at least 14 days’ notice (excluding the date of notice and the date of the general meeting). A quorum required for any general meeting consists of shareholders holding at least 30% of our issued share capital. The concept of “ordinary,” “special” and “extraordinary” resolutions is not recognized under the 2006 Act, and resolutions passed at a meeting of shareholders only require the approval of shareholders present in person or by proxy, holding in excess of 50% of the voting rights exercised in relation thereto. However, as permitted under the 2006 Act, our articles of association incorporate the concept of a “special resolution” (requiring the approval of shareholders holding 75% or more of the voting rights exercised in relation thereto) in relation to certain matters, such as directing the management of our business (subject to the provisions of the 2006 Act and our articles), sanctioning a transfer or sale of the whole or part of our business or property to another company (pursuant to the relevant section of the 1931 Act) and allocating any shares or other consideration among the shareholders in the event of a winding up.

Rights to Share in Dividends

Our shareholders have the right to a proportionate share of any dividends we declare.

Limitations on Right to Hold Shares

Our board of directors may determine that any person owning shares (directly or beneficially) constitutes a “prohibited person” and is not qualified to own shares if such person is in breach of any law or requirement of any country and, as determined solely by our board of directors, such ownership would cause a pecuniary or tax disadvantage to us, another shareholder or any of our other securities. Our board of directors may direct the prohibited person to transfer the shares to another person who is not a prohibited person. Any such determination made or action taken by our board of directors is conclusive and binding on all persons concerned, although in the event of such a transfer, the net proceeds of the sale of the relevant shares, after payment of our costs of the sale, shall be paid by us to the previous registered holders of such shares or, if reasonable inquiries failed to disclose the location of such registered holders, into a trust account at a bank designated by us, the associated costs of which shall be borne by such trust account. A prohibited person would have the right to apply to the Isle of Man Court if he or she felt that our board of directors had not complied with the relevant provisions of our articles of association.

Our articles also identify certain “permitted holders” of B ordinary shares. Any B ordinary shares transferred to a person other than a permitted holder will, immediately upon registration of such transfer, convert automatically into A ordinary shares. In addition, if, at any time, the aggregate number of B ordinary shares in issue constitutes less than 10% of the aggregate number of A ordinary shares and B ordinary shares in issue, all B ordinary shares in issue will convert automatically into A ordinary shares on a one-for-one basis.

Untraceable Shareholders

Under certain circumstances, if any payment with respect to any ordinary shares has not been cashed and we have not received any communications from the holder of such ordinary shares, we may sell such ordinary shares after giving notice in accordance with procedures set out by our articles to the holder of the ordinary shares and any relevant regulatory authority.

Action Required to Change Shareholder Rights or Amend Our Memorandum or Articles of Association

All or any of the rights attached to any class of our ordinary shares may, subject to the provisions of the 2006 Act, be amended either with the written consent of the holders of 75% of the issued shares of that class or by a special resolution passed at a general meeting of the holders of shares of that class. Furthermore, our memorandum and articles of association may be amended by a special resolution of the holders of 75% of the issued shares.

Liquidation Rights

On a return of capital on winding up, assets available for distribution among the holders of ordinary shares will be distributed among holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Minority Shareholder Protections

Under the 2006 Act, if a shareholder believes that the affairs of the company have been or are being conducted in a manner that is unfair to such shareholder or unfairly prejudicial or oppressive, the shareholder can seek a range of court remedies including winding up the company or setting aside decisions in breach of the 2006 Act or the company’s memorandum and articles of association. Further, if a company or a director of a company breaches or proposes to breach the 2006 Act or its memorandum or articles of association, then, in response to a shareholder’s application, the Isle of Man Court may issue an order requiring compliance with the 2006 Act or the memorandum or articles of association; alternatively, the Isle of Man Court may issue an order restraining certain action to prevent such a breach from occurring.

The 2006 Act also contains provisions that enable a shareholder to apply to the Isle of Man Court for an order directing that an investigation be made of a company and any of its associated companies.

Anti-takeover Effects of Our Dual Class Structure

As a result of our dual class structure, the Founders Group and our executives and employees will have significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other shareholders may view as beneficial.

U.K. Code on Takeovers and Mergers

The City Code on Takeovers and Mergers, or the City Code, will apply to us, if the UK Panel on Takeovers and Mergers, or the Panel, considers that our place of central management and control is in the United Kingdom, the Channel Islands or the Isle of Man. Under the City Code (amongst other rules designated to protect shareholders), if an acquisition of interests in the A ordinary shares and/or B ordinary shares were to increase the aggregate holding of an acquirer and persons acting in concert with it to an interest in the A ordinary shares and/or B ordinary shares carrying 30% or more of the voting rights exercisable at a general meeting of the Company, the acquirer and, depending upon the circumstances, persons acting in concert with it, would be required (except with the consent of the Panel) to make a cash offer (or an offer with a cash alternative) for the outstanding A ordinary shares and B ordinary shares and any other equity share capital we have issued at a price not less than the highest price paid for any interest in the A ordinary shares or B ordinary Shares (as applicable) by the acquirer or persons acting in concert with it during the 12 months prior to the announcement of the offer. Offers for different classes of equity share capital must be comparable and the Panel should be consulted in advance in such cases. A similar obligation to make such a mandatory offer would also arise on the acquisition of an interest in A ordinary shares and/or B ordinary shares by a person holding (together with persons acting in concert with it) an interest in A ordinary shares and/or B ordinary shares carrying between 30% and 50% of the voting rights in the Company if the effect of such acquisition was to increase the percentage of shares carrying voting rights in which it is interested.

Indian Takeover Regulations

The Takeover Regulations came into effect on October 22, 2011, superseding the earlier takeover regulations. For further discussion of these regulations, see the discussion in the section “Regulation—Material Indian Regulation—Indian Takeover Regulations” contained in our registration statement on Form F-1/A filed with the SEC on July 7, 2014, including any amendment or report filed for the purpose of updating that description, and that is incorporated by reference.

Compulsory Acquisitions under the 2006 Act

Under the 2006 Act, where a scheme or contract involving the acquisition of a company’s shares has within sixteen weeks after the making of the offer been approved by the holders of not less than 90% in value of the shares affected, the acquiring party may, within eight weeks after the expiration of the sixteen-week period, by notice to the remaining shareholders compulsorily acquire their shares. The dissenting shareholders may, however, within one month of the date of the notice, apply to court for relief.

Differences in Corporate Law

A chart summarizing certain material differences between the rights of holders of our A ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the State of Delaware that result from differences in governing documents and the laws of Isle of Man and Delaware contained in our Annual Report on Form 20-F for the year ended March 31, 2017 is incorporated by reference.

Changes in Capital

The conditions in our articles of association governing changes in capital are not more stringent than as required under the 2006 Act. Our articles of association provide that our directors may, by resolution, alter our share capital. The 2006 Act subjects any reduction of share capital to the statutory solvency test. The 2006 Act provides that a company satisfies the solvency test if it is able to pay its debts as they become due in the normal course of the company’s business and where the value of the company’s assets exceeds the value of its liabilities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

New York Stock Exchange

Our A ordinary shares are listed on the NYSE under the symbol “EROS.”

Description of Other Securities

We will set forth in the applicable prospectus supplement a description and the particular terms of any debt securities or warrants that may be offered pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Eros International PLC and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from and on which interest, if any, will be payable and any regular record date for the interest payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if $1,000 or other than a denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	any covenants applicable to such debt securities;
•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Eros International PLC; and
•	any other material terms of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	in a block trade in which a broker-dealer will attempt to sell a block of shares of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement of which this prospectus forms a part will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Cains Advocates Limited, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

In connection with particular offerings of the debt securities in the future, the validity of those debt securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton India LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov/.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of this registration statement of which this prospectus forms a part until all of the securities offered in this prospectus are sold; provided, however, we are not incorporating by reference any information furnished (but not filed) of any Current Report on Form 6-K:

•	our Annual Report on Form 20-F for the year ended March 31, 2017 filed with the SEC on July 31, 2017;
•	the description of our A ordinary shares contained in our registration statement on Form F-1/A filed with the SEC on July 7, 2014, including any amendment or report filed for the purpose of updating that description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Requests for such copies should be directed to:

Eros International Plc

550 County Avenue

Secaucus, New Jersey 07094

(201) 558-9021

Publicly filed documents concerning our company which are referred to in this prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room at the SEC’s principal office, 100 F Street, N.E., Washington D.C. 20549, after payment of fees at prescribed rates. Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that make electronic filings through its Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. We have made all our filings with the SEC using the EDGAR system.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited company incorporated under the laws of the Isle of Man. The majority of our assets are located outside of the United States. Currently, one of the members of our board of directors is a citizen or resident of the United States.

Certain of our subsidiaries, including Eros India, are incorporated under the laws of India or other foreign jurisdictions. The majority of the directors and executive officers of such subsidiaries are not residents of the United States, and we believe that substantially all of the assets of such subsidiaries and their officers and directors may be located outside the United States.

As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce outside the United States judgments obtained against us or such persons in the United States, except, with respect to us, by effecting service on our agent in the United States, including, without limitation, judgments based upon the civil liability provisions of the United States federal securities laws or the laws of any state or territory of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable outside the United States. Investors may also have difficulties enforcing, in original actions brought in courts in jurisdictions outside the United States, liabilities under U.S. securities laws.

We have been advised by Cains Advocates Limited, our Isle of Man counsel, that there is no statutory procedure in the Isle of Man for the recognition or enforcement of judgments of the U.S. courts. However, under Isle of Man common law, a judgment in personam given by a U.S. court may be recognized and enforced by an action for the amount due under it provided that the judgment: (i) is for a debt or definite sum of money (not being a sum payable in respect of taxes or other changes of a like nature or in respect of a fine or other penalty); (ii) is final and conclusive; (iii) was not obtained by fraud; (iv) is not one whose enforcement would be contrary to public policy in the Isle of Man; and (v) was not obtained in proceedings which were opposed to natural justice in the Isle of Man.

A judgment or decree of a court in the United States may be enforced in India only by filing a fresh suit on the basis of the judgment or decree and not by proceedings in execution. Further, such enforcement would be subject to the restrictions set forth in the Indian Code of Civil Procedure, 1908, as amended, including under Section 13 thereof. Section 13 provides that a foreign judgment is conclusive as to any matter directly adjudicated upon except (i) where the judgment has not been pronounced by a court of competent jurisdiction, (ii) where the judgment has not been given on the merits of the case, (iii) where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable, (iv) where the proceedings in which the judgment was obtained were opposed to natural justice, (v) where the judgment has been obtained by fraud or (vi) where the judgment sustains a claim founded on a breach of any law in force in India.

A suit for enforcement of a foreign judgment is required to be filed in India within three years from the date of the judgment. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay. Moreover, it is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India, or that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy in India. A party seeking to enforce a foreign judgment in India is also required to obtain prior approval from the Reserve Bank of India to repatriate any amount recovered pursuant to such enforcement, and any such amount may be subject to income tax in accordance with applicable laws. Any judgment in a foreign currency is required to be converted into Indian Rupees on the date of judgment and not on the date of payment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.     Indemnification of Directors and Officers

Subject to any contrary provision in a company’s articles, section 112 of the 2006 Act allows an Isle of Man company to indemnify its directors against all expenses and against all judgments, if such director acted honestly and in good faith and in what he believed to be in the best interests of the company, or where he had reasonable cause to believe that his conduct was lawful. The articles of association will not contain any contradictory provisions to section 112 of the Act. Provided that the conditions contained under section 112 of the 2006 Act and our articles of association are satisfied, the Act and our articles of association provide for the indemnification of our directors and officers in terms sufficiently broad to indemnify such person against all expenses and judgments arising under the Securities Act.

Our formation documents provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under Isle of Man law.

In addition to the indemnification to be provided by our formation documents, we have entered into agreements to indemnify our directors and executive officers. These agreements, subject to certain exceptions, require us to, among other things, indemnify these directors and executive officers for certain expenses, including attorney fees, witness fees and expenses, expenses of accountants and other advisors, and the premium, security for and other costs relating to any bond, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Item 9.     Exhibits

See the Exhibit Index following the signature page.

Item 10.     Undertakings

A.       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)       That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)       For purposes of determining any liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

C.       The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.       The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, England, on September 14, 2017.

EROS INTERNATIONAL PLC

By:	/s/ Jyoti Deshpande
Name:	Jyoti Deshpande
Title:	Group Chief Executive Officer & Managing Director

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date indicated.

* Kishore Lulla	Chairman	September 14, 2017

/s/ Jyoti Deshpande Jyoti Deshpande	Group Chief Executive Officer & Managing Director (Principal Executive Officer)	September 14, 2017

* Prem Parameswaran	President of North America and Group Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2017

* Vijay Ahuja	Director	September 14, 2017

* Shailendra Swarup	Director	September 14, 2017

* Dilip Thakkar	Director	September 14, 2017

* Sunil Lulla	Director	September 14, 2017

* Rishika Lulla Singh	Director	September 14, 2017

* David Maisel	Director	September 14, 2017

* By: /s/ Jyoti Deshpande
  Name: Jyoti Deshpande

  Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description	Reference

1.1	Form of Underwriting Agreement.	*

3.1	Memorandum of Association	(c)

3.2	Articles of Association	(c)

4.1	Form of A Share Certificate	(a)

4.2	Form of Warrant Agreement	*

4.3	Form of Debt Security	*

4.4	Form of Depositary Receipt	*

4.5	Form of Indenture for Debt	(c)

5.1	Opinion of Cains Advocates Limited	(c)

5.2	Opinion of Gibson, Dunn & Crutcher LLP	(d)

23.1	Consent of Cains Advocates Limited	(c)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2)	(d)

23.3	Consent of Grant Thornton India LLP	(d)

23.4	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports	(b)

24.1	Powers of Attorney (included on the signature page to the initial filing of this Registration Statement on Form F-3)	(c)

25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture for Debt	**

*	To be filed by amendment pursuant to a Current Report on Form 6-K to be incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
(a)	Previously filed on October 29, 2013 as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(b)	Previously filed on July 31, 2017 as an exhibit to the Company’s Annual Report on Form 20-F and incorporated herein by reference.
(c)	Previously filed on August 4, 2017 as an exhibit to the Company’s Registration Statement on Form F-3 and incorporated herein by reference.
(d)	Filed herewith.